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                                                                   EXHIBIT 23.01



                       Consent of Independent Auditors

We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-91026, 33-16553 and 333-03603) and the Registration Statements on Form S-3 (Registration Nos. 333-19009 and 333-28919) of our report dated October 14, 1997 with respect to the supplemental consolidated financial statements of Quintiles Transnational Corp. included in its Current Report on Form 8-K dated October 17, 1997 filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ---------------------
                                               Ernst & Young LLP

Raleigh, North Carolina
October 14, 1997